SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 21, 1999
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                        ENTEX Information Services, Inc.
             (Exact name of registrant as specified in its charter)



        Delaware                         000-23457                13-3715291
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(State or other jurisdiction           (Commission             (I.R.S. Employer
 of incorporation)                      File Number)         Identification No.)


        6 International Drive, Rye Brook, NY                   10573-1085
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       (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (914) 935-3600
                                 --------------




          (Former name or former address, if changed since last report)







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Item 5. Other Events.

     On December 21, 1999, ENTEX Information Services, Inc. (the "Company") executed an amendment to its working capital line of credit (the "IBM Working Capital Line of Credit") with IBM Credit Corporation ("IBMCC") to extend to March 31, 2000 its existing overadvance from its previously scheduled termination date of December 21, 1999. The overadvance permits the Company to borrow up to $20 million in excess of what would otherwise have been allowed under the collateral formula in the IBM Working Capital Line of Credit. IBMCC also agreed to modifications of the financial covenants in the IBM Working Capital Line of Credit requested by the Company. Simultaneously with execution of the amendment of the IBM Working Capital Line of Credit, the Company's principal stockholder, Mr. Dort A. Cameron III, guaranteed up to $20 million of the Company's obligations to IBMCC, and purchased from IBMCC an outstanding option to purchase from Mr. Cameron 1,851,850 shares of the Company's common stock. Mr. Cameron initially granted this option to IBMCC in 1993. The purchase price for the option was $3 million in cash, payable not later than March 31, 2000, and an additional amount equal to the excess, if any, of 1,851,850 multiplied by the highest per-share price of the Company's common stock obtained by Mr. Cameron or any of his affiliates during the period ending one year after the execution of the option purchase agreement over the initial $3 million amount. The additional amount, if any, is payable upon the consummation of any subsequent transaction in which more than 50% of the Company's common stock is sold. If no such sale occurs within the one-year period, the original option will be reinstated with the aggregate exercise price increased by $3 million.

     These transactions provide the Company with continued access to $20 million in liquidity under the IBM Working Capital Line of Credit that otherwise would have been unavailable and will enable the Company to support its ongoing business and to fund its debt service obligations in the near term. The continued availability of these working capital resources will also provide additional time for the Company to complete the repositioning of its business to one providing services only.


Item 7. Financial Statements and Exhibits.

     (c) Exhibits

     The following Exhibits are included with this Form 8-K

     Exhibit
     Number              Description of Exhibit

     10.1 Amendment No. 19 to the Fourth Amended and Restated Agreement for Wholesale Financing by and between the Company and IBM Credit Corporation dated as of December 21, 1999.

     10.2 Option Purchase Agreement by and between IBM Credit Corporation and Mr. Dort A. Cameron, III dated as of December 21, 1999.


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                                      -3-
     Exhibit
     Number              Description of Exhibit


     10.3 Guaranty by Mr. Dort A. Cameron, III on behalf of the Company in favor of IBM Credit Corporation dated as of December 21, 1999.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ENTEX INFORMATION SERVICES, INC.




Dated:  January 5, 2000             By:  /s/ Shirley S. Mehta
                                         -------------------------------------
                                         Name:  Shirley S. Mehta
                                         Title:  Vice President and Controller